UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2010

COMBIMATRIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-1383183	47-0899439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6500 Harbour Heights Parkway Suite 303 Mukilteo, WA	98275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 493-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2010, the Board of Directors (the “Board”) of CombiMatrix Corporation (the “Company”) appointed Mark McGowan to serve on the Board.  Mr. McGowan is the founder and managing partner of SAF Capital Management LLC, a value-oriented investment firm based in Chicago, Illinois.   A press release relating to the appointment is attached as an exhibit and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

99.1                           Press Release dated January 25, 2010.

Forward-Looking Statements

This Current Report on Form 8-K and its exhibits (if any) contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or results. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not statements of historical fact. The Company cannot guarantee the accuracy of such forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, or described elsewhere in the Company’s filings and submissions with the Securities and Exchange Commission.  The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

January 25, 2010	By:	/s/ SCOTT R. BURELL

Name: Scott R. Burell
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 25, 2010.